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                                                                    Exhibit 3.66

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

            Broward Ambulance; Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            The present registered agent of the corporation is

            The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle

            The Board of Directors of Broward Ambulance, Inc. adopted the following resolution on the 22 day of November, 1995.

            Resolved, that the registered office of Broward Ambulance, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

            IN WITNESS WHEREOF. Broward Ambulance, Inc. has caused this statement to be signed by Robert H. Byrne, its Secretary*, this 22 day of November 1995.

                                                /s/ Robert H. Byrne
                                                --------------------------------
                                                Secretary
                                                (Title)

*Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

(DEL. - 264 - 6/15/94)

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       BROWARD AMBULANCE ACQUISITION, INC.

            Broward Ambulance Acquisition, Inc., a corporation organized under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

            1. Article I of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                                   "ARTICLE I

            The name of the Corporation is Broward Ambulance, Inc."

            2. The amendment set forth has been duly approved by the directors of the Corporation and by the stockholders entitled to vote thereon.

            3. The amendment set forth was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, I, the undersigned, being the president of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, do make and file this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand, this 21 day of August, 1992.

                                                /s/ George B. DeHuff III
                                                --------------------------------
                                                George B. DeHuff III

Attest:

/s/ Gerard A. Thompson
----------------------------
Gerard A. Thompson
Assistant Secretary

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                          CERTIFICATE OF INCORPORATION
                                       OF
                       BROWARD AMBULANCE ACQUISITION, INC.

                                    ARTICLE I
                               NAME OF CORPORATION

                         The name of this corporation is

                       Broward Ambulance Acquisition, Inc.

                                   ARTICLE II

                                REGISTERED OFFICE

            The address of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, and the name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III

                                     PURPOSE

            The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

            The corporation shall be authorized to issue one class of stock to be designated Common Stock; the total number of shares which the corporation shall have authority to issue is one thousand (1,000), and each such share shall have a par value of one cent ($.01).

                                       3
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                                    ARTICLE V

                                  INCORPORATOR

     The name and mailing address of the incorporator of the corporation is:

                               Gerard A. Thompson
                      620 Newport Central Drive, Suite 1450
                         Newport Beach, California 92660

                                   ARTICLE VI

                          BOARD POWER REGARDING BYLAWS

            In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the corporation.

                                   ARTICLE VII
                              ELECTION OF DIRECTORS

            Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

                                  ARTICLE VIII

                        LIMITATION OF DIRECTOR LIABILITY

            To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. No repeal or modification of this Article VIII by the stockholders shall adversely affect any right or protection of a director of the corporation existing by virtue of this Article VIII at the time of such repeal or modification.

                                        4

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                                   ARTICLE IX

                                 CORPORATE POWER

            The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                    ARTICLE X

                       CREDITOR COMPROMISE OR ARRANGEMENT

            Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                       5
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            THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does hereby make and file this Certificate.

Date: March 25, 1992

                                                /s/ Gerard A. Thompson
                                                --------------------------------
                                                Gerard A. Thompson

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